UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

EQUUS TOTAL RETURN, INC.

(Name of Registrant as Specified in Its Charter)

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700 Louisiana Street, 48th Floor

Houston, Texas 77002

DEFINITIVE INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This notice and information statement (“Information Statement”) is being furnished to the stockholders of Equus Total Return, Inc., a Delaware corporation (“Equus” or the “Company”), in connection with an action taken by holders of a majority of our voting shares to authorize the Equus Board of Directors (sometimes referred to hereinafter as the “Board”) in its discretion, to undertake on or before August 31, 2018, the withdrawal of the Company’s election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (hereafter, the “1940 Act”).

The Board was previously given similar authorizations by the Equus shareholders to withdraw the Company’s BDC election on January 6, 2017 and again on August 25, 2017 which prior authorizations have since expired (collectively, the “Prior Authorizations”).

The Prior Authorizations, as well as the action recently taken by holders of a majority of our shares to authorize our Board to withdraw our BDC election is a consequence of the Company’s Plan of Reorganization announced on May 15, 2014 (sometimes also referred to herein as the “Plan”). In our announcement of the Plan of Reorganization, we stated that Equus intended to implement the Plan, which entailed: (i) the restructuring of the Company by way of an acquisition of, or merger with, an operating company (referred to in the Plan as a “Consolidation”), and (ii) a withdrawal of the Company’s election to be classified as a BDC. Although we have again been authorized to withdraw and terminate the Company’s BDC election under the 1940 Act, we will not submit any such withdrawal unless and until Equus has entered into a definitive agreement to acquire or merge with an operating company.

In connection with the first of the two Prior Authorizations, on April 24, 2017, Equus entered into an agreement to acquire U.S. Gas & Electric, Inc. (“USG&E”), a retail and commercial energy services provider. This agreement was terminated on May 30, 2017 by USG&E when it notified Equus that the USG&E board had received an acquisition offer from a third party that was deemed by USG&E to constitute a “Superior Proposal” to the terms and conditions offered to the USG&E shareholders by the Company. Notwithstanding the termination of the Company’s agreement to acquire USG&E, Equus is presently evaluating other suitable target companies which the Company may acquire or with which Equus or a special purpose subsidiary may merge into to accomplish a Consolidation. The present authorization given by holders of a majority of our voting shares (the “Present Authorization”) will enable the Company to continue its efforts to effect a Consolidation and explore other alternatives in this regard.

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Regulation 14C and Schedule C thereunder, this Information Statement will be mailed out on or about May 25, 2018 (the “Mailing Date”) to the Company’s shareholders of record, as of May 15, 2018 (the “Record Date”). As of the Record Date, we had outstanding 13,518,146 shares of common stock. We have no other shares of voting stock outstanding.

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This Information Statement is being circulated to advise the shareholders of the Present Authorization given to the Board to terminate the Company’s BDC election on or before August 31, 2018. Nevertheless, pursuant to Rule 14c-2 of the Exchange Act, the Present Authorization will not be effective until 20 days after the Mailing Date. We anticipate that the Present Authorization will become effective on or about June 14, 2018 (the “Effective Date”).

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

Section 54(c) of the 1940 Act permits a BDC to voluntarily withdraw its election to be classified as such by filing a notice of withdrawal of election with the U.S. Securities and Exchange Commission (“SEC”). Our Certificate of Incorporation provides that an affirmative vote of holders of a majority of the Company’s voting shares may authorize the Board to effect the withdrawal. This action by our stockholders could either be taken at a special meeting of the stockholders or through written consent from the holders of a majority of our issued and outstanding voting securities.

The authority of our stockholders to take action by written consent, in lieu of a meeting, is provided by Section 228 of the General Corporation Law of Delaware and Section 2.8 of the Equus Bylaws, which provides that any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If the Present Authorization was not adopted by majority written consent pursuant to Section 228, such action would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Present Authorization.

The Company has authorized capital stock consisting of 50,000,000 shares of common stock. As of the date of this Information Statement, the Company had 13,518,146 shares of its common stock issued and outstanding. On May 15, 2018, the Secretary of the Company received the written consent of shareholders collectively holding 7,400,090 shares, or 54.74% of our issued and outstanding common stock, approving the Present Authorization. No further vote of our stockholders is required to effect the Present Authorization, which is expected to become effective on or about June 14, 2018.

The transfer agent for our common stock is American Stock Transfer & Trust Co., LLC, 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Present Authorization. The shareholders that have consented to the Present Authorization collectively hold a majority of the Company’s outstanding common stock and, accordingly, such shareholders have sufficient voting rights to approve the Present Authorization.

Under Delaware law, the Effective Date of the Present Authorization is twenty (20) days following the giving of notice of the Present Authorization to all other stockholders. This Information Statement constitutes the required notice under Delaware law.

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REASONS FOR OBTAINING AUTHORIZATION TO WITHDRAW OUR BDC ELECTION

Plan of Reorganization

Announcement. On May 15, 2014, we announced that, via a unanimous vote of our Board, the Company intended to effect a Plan of Reorganization within the meaning of Section 2(a)(33) of the 1940 Act. We further stated that, in furtherance of the Plan, we intended to pursue an acquisition or merger with an operating company to (i) be restructured into a publicly-traded operating company, and (ii) terminate the Company’s election to be classified as a BDC. Notwithstanding the termination of our agreement to acquire USG&E, we are presently evaluating other suitable target operating companies which we may acquire or with which we, or a special purpose subsidiary, may merge with or into to effect a Consolidation.

Intention to Maintain Exchange Act Reporting Status and NYSE Listing. Currently, Equus and other BDCs are subject to various provisions of both the 1940 Act as well as the Exchange Act. If, as a result of a Consolidation, Equus is transformed into an operating company instead of a closed-end fund, the Company will no longer be subject to the 1940 Act but will still be subject to the reporting requirements of the Exchange Act. This means, for example, that Equus will continue, following a Consolidation, to file annual, quarterly, and period reports with the SEC on Forms 10-K, 10-Q, and 8-K, respectively. Further, we intend to ensure that Equus satisfies the continued listing criteria for operating companies pursuant to applicable rules of the New York Stock Exchange. To this end, we intend to seek potential Consolidation candidates with sufficient revenue, earnings, and market capitalization that, when combined with Equus, would enable the Company to meet these listing standards. However, we cannot guarantee that every candidate with which we may conclude Consolidation will enable us to meet these listing standards, and we may have to list our securities on a different exchange if we are unable to satisfy such listing requirements following a Consolidation.

Summary of Efforts to Achieve a Consolidation

The Company’s Board, together with management, regularly reviews and evaluates the Company’s performance, prospects and long-term strategic plans in light of the Company’s business and the industries in which it invests. These reviews have included periodic consideration of potential strategic transactions to maximize value to shareholders. Commencing in September 2012, management of the Company began to explore various strategic options to maximize shareholder value that could, if effected, result in the acquisition of the Company by another corporation or a change the Company’s structure from a BDC into an operating company. These efforts culminated in the Plan of Reorganization adopted in May 2014. Since the adoption of the Plan, Company management has examined a number of potential transactions and strategic alternatives to effect a Consolidation under the Plan. As described in more detail above, in April 2017, the Company signed an agreement to acquire USG&E, which agreement was terminated on May 30, 2017. Since the termination of the agreement to acquire USG&E, the Company has again examined a number of potential transactions in a variety of industries, including energy, natural resources, containers and packaging, real estate, technology, and telecommunications. While we are endeavoring to achieve a Consolidation and are presently evaluating various opportunities that could enable us to do so, we cannot assure you that we will be able to do so before the expiration of the Present Authorization or at all. Moreover, we cannot assure you that the terms of any such transaction that would embody a Consolidation would be acceptable to us or our stockholders.

Shareholder Approvals Required to Implement the Plan

Authorization to Withdraw. Even though the Equus Board has approved the Plan, we require authorization from our shareholders to withdraw the Company’s BDC election before we are able to enter into an agreement that would result in a Consolidation. We are sending you this Information Statement because we have already received the necessary consents from a majority of the holders of the Company’s outstanding shares who have provided the Present Authorization for the withdrawal on or before August 31, 2018. The Present Authorization does not, however, guarantee that the withdrawal of our BDC election will actually occur. We intend to file Form N-54C – "Notification of Withdrawal of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940" with the SEC (hereafter, a “Notice of Withdrawal”) only if we are reasonably satisfied that the Consolidation will be completed within a short time after the filing.

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Approval of Consolidation. Once we have entered into an agreement that would result in a Consolidation, we cannot close the transactions contemplated by such an agreement unless and until a majority of the holders of our outstanding shares approve the Consolidation. The Equus Board has not, at this time, either reviewed or approved any proposed Consolidation and we cannot guarantee that, given such Board approval, the Equus shareholders will in turn approve the same. Consequently, we cannot guarantee you that we will submit a Notice of Withdrawal or that Equus will otherwise complete the Consolidation and become an operating company not subject to the 1940 Act.

Advantages of an Operating Company Structure

When considering the relatively small size of our Company, the regulatory compliance restraints placed upon BDCs, and opportunities that Equus may have to expand via a Consolidation, organic growth, and retained earnings, we believe that Equus should pursue a Consolidation and be transformed into an operating company for the benefit of its stockholders. In particular, we believe an operating company structure, in lieu of a closed-end fund structure, could be advantageous to the Company in a variety of ways, such as the following:

•	Growth and Development Opportunities. If we are able to fully implement the Plan of Reorganization and become an operating company, we expect to capitalize on growth opportunities through growth and development of our core operating business, as well as by acquisition. Further, we would expect that Equus will be valued by the investing public based on traditional criteria applicable to operating companies, such as revenue, gross profit, and net earnings instead of NAV and the Company’s portfolio investments.

•	Lower Proportional Compliance Costs. Given the relatively small size of our Company at present, should Equus effect a Consolidation and transform itself into a much larger operating company, we anticipate lowering our overall compliance-related costs as a percentage of our assets, particularly with the expected elimination of costs associated with compliance with the 1940 Act.

•	Increased Flexibility in the Issuance of Common Equity. Under the 1940 Act, absent stockholder approval, we may not issue new shares of our common stock at a per share price less than our then net asset value per share (“NAV”). The market prices for shares of BDCs such as Equus are generally lower, often substantially lower, than their NAVs, making it much more difficult for BDCs to raise equity capital than for operating companies. In the case of the Company, because our stock price has been below our NAV for several years, we have generally been unable to access the equity capital markets to take advantage of opportunities during this period that could, in our view, have generated higher returns than the cost of equity capital. While the restriction against issuing shares below NAV provides our stockholders an appropriate and meaningful protection against dilution of their indirect investment interest in our portfolio securities, this can also be a significant impediment to our ability to moderately expand or make small acquisitions using our shares. If Equus did not have this restriction, we would have increased flexibility to issue our common stock, but would nevertheless remain subject to NYSE rules which require stockholder approval for an issuance of common stock that represents more than 20% of our outstanding shares.

•	Greater Ability to Issue Other Securities. BDCs are limited or restricted as to the type of securities other than common stock, such as options, warrants, and preferred stock, which they may issue. In addition, issuances of senior debt and senior equity securities require that certain "asset coverage" tests and other criteria be satisfied on a continuing basis. This significantly affects the use of these types of securities. In the case of debt securities, we are limited in our use of these instruments because asset coverage continuously changes by variations in market prices of the Company's investment securities. In the case of equity securities, counterparties and financiers in mergers and acquisitions often require the issuance of preferred equity securities or other equity-linked instruments as an essential component of these transactions. Operating companies benefit from having maximum flexibility to raise capital and acquire other commercial interests through various financing structures and a wider array of potential financial instruments that may be issued.
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•	Related Party Transactions. The 1940 Act significantly restricts, among other things, (a) transactions involving transfers of property between a BDC and affiliated persons (including affiliated persons of such affiliated persons) and (b) joint transactions with a third party involving a BDC and affiliated persons (including affiliated persons of such affiliated persons). An exemption from these restrictions can be obtained from the SEC, but it is typically a time-consuming and expensive procedure, regardless of the intrinsic fairness of such transaction or the approval thereof by disinterested directors of the BDC. We believe that situations may arise in which the Company’s best interests are served by such transactions. Further, we believe that our stockholders are adequately protected by the fiduciary obligations imposed on the Company's directors under Delaware corporate governance law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party's relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its Exchange Act filings.

•	Compensation of Directors and Executive Officers. The 1940 Act limits the extent to which and the circumstances under which directors and executive officers of a BDC may be paid compensation other than in the form of salary payable in cash. For example, the issuance of restricted stock is generally prohibited, absent a lengthy exemptive application process with the SEC. However, we believe that, by achieving greater flexibility in the structuring of director and employee compensation packages, we will be able to attract and retain additional talented and qualified personnel and to more fairly reward and more effectively motivate our personnel.

•	Eligible Investments. BDCs may not acquire any asset other than "qualifying assets" (i.e. securities issued by privately-held or public microcap U.S. companies in certain industries) unless, at the time of the acquisition is made, qualifying assets represent at least 70% of the value of the BDC’s total assets. If we are able to fully implement the Plan of Reorganization and become an operating company, we will not be subject to these restrictions affecting the type or jurisdiction of assets we may acquire, nor on the composition of our assets, the result of which will be greater flexibility to acquire enterprises in a broader asset class and invest our financial resources in a wider range of opportunities in more diverse geographies and industries.

Risks to Stockholders of a Withdrawal of BDC Status

If we withdraw the Company’s election to be treated as a BDC within the next year, Equus will no longer be subject to regulation under the 1940 Act, which is designed to protect the interests of investors in investment companies. Some of the items listed above that would provide advantages to Equus as an operating company, would also present certain risks to our shareholders, inasmuch as stockholders would no longer have the following protections of the 1940 Act:

•	Leverage Limits. We would no longer be subject to the requirement in Section 61 of the 1940 Act that we maintain a ratio of assets to senior securities (such as senior debt or preferred stock) of at least 200% and we would not be limited by statute or regulation to the amount of leverage we could incur.

•	Range of Investments. We would no longer be prohibited from investing in certain types of companies, such as brokerage firms, insurance, companies, and investment companies.

•	Changes in Financial Reporting. While the conversion of Equus into an operating company will enable us to consolidate the financial results of entities we control, a change in our method of accounting could also reduce the reported value of our investments in controlled privately-held companies by eliminating our ability to report an increase in the fair value of these holdings.
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•	Protection of Directors and Officers. We would no longer be prohibited from protecting any director or officer against any liability to the Company or our stockholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office, although there are similar limitations under Delaware law, our Certificate of Incorporation, and our Bylaws that would still apply.

•	Fidelity Bond. We would no longer be required to provide and maintain an investment company blanket bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement.

•	Director Independence. We would no longer be required to ensure that a majority of our directors are persons who are not “interested persons,” as that term is defined in the 1940 Act, and certain persons, such as investment bankers, that would be prevented from serving on our Board if we were a BDC. However, assuming we can comply with the NYSE’s listing standards for operating companies, we will remain subject to NYSE listing standards that require the majority of directors of a listed company and all members of its compensation, audit and nominating committees to be “independent” as defined under NYSE rules.

•	Affiliate Transactions. We would no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates, although we would still be subject to conflict of interest rules and governance procedures that exist under Delaware law and NYSE rules.

•	Share Issuances. We would no longer be subject to provisions of the 1940 Act restricting our ability to issue shares below NAV or in exchange for services, nor would we be restricted in issuing more than one class of equity securities or instruments that could be converted into other classes of equity securities.

•	Share Repurchases. We would no longer be restricted under the 1940 Act in our ability to repurchase shares from our stockholders, and would instead be subject only to NYSE rules and Delaware corporate law requirements for such repurchases.

•	Change of Business. We would be able to change the nature of our business and fundamental investment policies without having to obtain the approval of our stockholders.

•	Director and Officer Incentives. We would no longer require exemptive relief from the SEC before implementing incentive compensation plans for our key executives and non-executive directors.

Effect on Financial Reporting

If we effect the withdrawal of our election to be treated as a BDC and complete a Consolidation, our accounting methods will undergo substantial changes. As a BDC, our financial statements are presented and accounted for under the specialized method of accounting applicable to investment companies, which requires us to recognize our investments, including controlled investments, at fair value. As a BDC, we are precluded from consolidating the operational results of our controlled and wholly-owned subsidiaries.

As an operating company, we will be required to account for investments based on the degree of control or influence we can exert over the entity and, therefore, will be required to consolidate controlled entities and use either the equity method of accounting, fair value option or historical cost method of accounting for the financial statement presentation and accounting of other securities held. Following a Consolidation, we expect to consolidate the operational results in entities we control including, for example, our investment in Equus Energy, and elect the fair value option for our investments in other securities. Accordingly, the change in our accounting method could have a material impact on the presentation of our financial statements commencing on the day we withdraw our BDC election.

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Effect on Tax Reporting

In addition to our BDC election, we currently qualify as a regulated investment company (“RIC”) for federal income tax purposes and, therefore, are not required to pay corporate income taxes on any income or gains that we distribute to our stockholders. If we cease to be treated as a BDC and instead become an operating company, we will not qualify as a RIC. We will then become subject to corporate level federal income tax on our income (without regard to any distributions we make to our stockholders) pursuant to Subchapter C of the Internal Revenue Code. As a consequence, any distributions we make to our stockholders will be net of federal income tax owing by the Company, and our stockholders will further be subject to federal income tax in connection with the receipt of such distributions.

Process and Conditions of Withdrawing our BDC Election

Assuming that a suitable merger or acquisition candidate for Equus can be secured and a definitive agreement can be executed, the Present Authorization will permit the Equus Board to approve a filing with the SEC of a Notice of Withdrawal on or before August 31, 2018. The Notice of Withdrawal, if and when filed, will immediately terminate the Company's status as a BDC under the 1940 Act. Our intention is to file the Notice of Withdrawal shortly before we complete a Consolidation, but we will not file the Notice of Withdrawal until we are reasonably certain that Equus will not be deemed to be an investment company without the protection of its BDC election.

After we file the Notice of Withdrawal with the SEC, the Company will no longer be subject to the regulatory provisions of the 1940 Act applicable to BDCs, including regulations related to insurance, custody, composition of our Board of Directors, affiliated transactions and any compensation arrangements.

Anticipated Timeline

As discussed above, we are presently evaluating various possible merger and acquisition candidates and transaction structures by which we may effect a Consolidation. In order to enter into a binding agreement that would, if consummated, result in a Consolidation, we have required the Present Authorization to withdraw our BDC election from our shareholders. Now that the Present Authorization has been provided, we believe that we can more actively move toward the negotiation, production, and execution of a definitive agreement that embodies a Consolidation. We expect that any such agreement will be subject to a number of conditions to closing and, therefore, the timing of such closing is presently uncertain. We will, however, not file the Notice of Withdrawal unless and until we are reasonably certain that the closing of the Consolidation will occur within a relatively short time after filing.

THE PRESENT AUTHORIZATION GIVEN TO OUR BOARD TO EFFECT A WITHDRAWAL OF THE COMPANY’S ELECTION TO BE REGULATED AS A BDC UNDER THE 1940 ACT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF THE AUTHORIZATION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU ABOUT THE PRESENT AUTHORIZATION AND THE POSSIBLE WITHDRAWAL OF THE COMPANY’S ELECTION TO BE REGULATED AS A BDC.

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FREQUENTLY ASKED QUESTIONS

ABOUT THE PRESENT AUTHORIZATION TO WITHDRAW

THE COMPANY’S ELECTION TO BE CLASSIFIED AS A BDC

Why did I receive this Information Statement?

Applicable laws require us to provide you information regarding the Present Authorization even though your vote is neither required nor requested for the Present Authorization to become effective.

Is this a different Information Statement from the Information Statements I received in January and September 2017? If so, why is another Information Statement necessary?

The Prior Authorizations, which formed the basis of the Information Statement we sent to stockholders in January and September 2017 have both expired. This Information Statement is being sent to you as a result of a new authorization (the Present Authorization) to our Board to conclude a Consolidation, which expires on August 31, 2018.

What will I receive when the Present Authorization is effective?

The Present Authorization has already been approved, and you will not receive anything notifying you that the Present Authorization has become effective.

How does the Present Authorization affect the Company’s ability to achieve a Consolidation?

The Present Authorization is necessary for the Company to enter into an agreement that, if consummated, would effect a Consolidation.

When will Equus withdraw its BDC election?

If Equus enters into an agreement that will result in a Consolidation, we will only withdraw the Company’s BDC election once we are reasonably certain that the Consolidation will close.

Why am I not being asked to vote?

The holders of a majority of the issued and outstanding shares of our common stock have already approved the Present Authorization pursuant to a written consent in lieu of a meeting. Such approval is sufficient under Delaware law, and no further approval by our stockholders is required.

What do I need to do now?

Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Whom can I contact with questions?

If you have any questions about any of the actions to be taken by the Company, please contact us by calling toll free at 1-888-323-4533.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of the Company’s common stock beneficially owned (unless otherwise indicated) as of May 15, 2018, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (2) each director of the Company, (3) each named executive officer, and (4) all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of May 15, 2018, or within 60 days after May 15, 2018, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Fraser Atkinson	21,389	—	21,389	*
Kenneth I. Denos	265,754	—	265,754	1.97%
Henry W. Hankinson	19,500	—	19,500	*
John A. Hardy	500,000	—	500,000	3.70%
L’Sheryl D. Hudson(1)	—	—	—	*
Robert L. Knauss	92,670	—	92,670	*
MVC Capital, Inc. (2)	—	4,444,644	4,444,644	32.88%
Bertrand des Pallieres(3) (4)	1,057,017	1,142,675	2,199,692	16.27%
All directors and executive officers as a group (6 persons)	899,313	—	899,313	6.65%

*	Indicates less than one percent.

(1)	Ms. Hudson serves as the Company’s Senior Vice President and Chief Financial Officer. Ms. Hudson is not a director of the Company.

(2)	Includes 4,444,644 shares held directly by MVC Capital, Inc. (“MVC”), a business development company managed and directed by The Tokarz Group Advisers, LLC (“TTGA”), an investment adviser registered pursuant to the Investment Advisers Act of 1940. MVC’s and TTGA’s business address is 287 Bowman Avenue, 2nd Floor, Purchase, New York 10577.

(3)

Includes 10,000 shares held directly by Mobiquity Investments Limited and indirectly by Mobiquity Investments Corp. and Versatile Systems Inc., of which Mr. des Pallieres serves as a director.  Mr. des Pallieres disclaims beneficial ownership of the securities held directly by Mobiquity Investments Limited and Versatile Systems Inc. and nothing herein shall be construed as an admission that such individual is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any such securities.

(4)	Includes 1,057,017 shares held directly by Mr. des Pallieres. Also includes 145,833 shares held directly by SPQR Capital Holdings S.A., a Luxembourg societe anonyme in which Mr. des Pallieres is a minority stockholder and serves as a director. Also includes 986,842 shares held directly by Lansdowne Capital S.A., a Luxembourg societe anonyme that is indirectly wholly-owned by Mr. des Pallieres.

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NO DISSENTER’S RIGHTS

Under the General Corporation Law of Delaware, stockholders are not entitled to dissenter’s rights of appraisal in connection with the Present Authorization.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters acted upon by our shareholders.

ADDITIONAL INFORMATION

We file reports with the SEC, which include annual and quarterly reports, as well as other information the Company is required to file pursuant to the 1940 Act and the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 700 Louisiana Street, 48th Floor, Houston, Texas 77002, or by calling us toll free at (888) 323-4533. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kenneth I. Denos

Secretary

May 25, 2018

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